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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 7, 2001, except as to Notes 5, 6, 9, 10, 12 and 15 which are as of June 1, 2002, relating to the financial statements and financial statement schedule of CTI Molecular Imaging, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP


Atlanta, Georgia
June 3, 2002